UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2012 (February 15, 2012)

KELLOGG COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-4171	38-0710690
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Kellogg Square, Battle Creek, Michigan 49016-3599

(Address of principal executive offices) (Zip Code)

(269) 961-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed in a Form 8-K filed by Kellogg Company (“Kellogg”), on February 15, 2012, Kellogg and The Procter & Gamble Company (“P&G”) entered into a definitive transaction agreement (the “Transaction Agreement”), pursuant to which, subject to the satisfaction or waiver of certain conditions, Kellogg will acquire P&G’s business of sourcing, manufacturing, producing, marketing, selling, distributing and developing snack-related and cracker-stick-related products and services, including potato crisps of various flavors and product line extensions (such business, the “Pringles® Business” and the acquisition of such business, the “Acquisition”) for $2.695 billion in cash, subject to working capital adjustment at closing.

Consummation of the Acquisition is subject to certain customary closing conditions, including, among others, the receipt of regulatory approvals, accuracy of the representations and warranties of the parties (generally subject to specified materiality standards) and material compliance by the parties with their respective obligations under the Transaction Agreement.

The parties made customary representations, warranties and covenants in the Transaction Agreement, including, among others, covenants by P&G with respect to the conduct of the Pringles® business during the period between the execution of the Transaction Agreement and the closing of the Acquisition. The Transaction Agreement contains certain indemnification obligations of each party with respect to breaches of representations, warranties and covenants and certain other specified matters.

The representations, warranties and covenants contained in the Transaction Agreement have been made only for the purposes of the Transaction Agreement as of specific dates and solely for the benefit of the parties to the Transaction Agreement and may have been qualified by certain confidential disclosures between the parties and a contractual standard of materiality different from those generally applicable to stockholders, among other limitations. The representations and warranties were made for the purposes of allocating contractual risk between the parties to the Transaction Agreement and should not be relied upon as a disclosure of factual information relating to Kellogg or to P&G.

The Transaction Agreement contains certain termination rights for each of Kellogg and P&G, applicable upon, among other events, (i) the closing of the Acquisition having not been completed on or prior to December 31, 2012, (ii) a breach by the other party that would cause a closing condition not to be satisfied and is not or cannot be cured within 60 days’ notice of such breach or (iii) any law, injunction or other judgment prohibiting the Acquisition.

The Transaction Agreement is filed as Exhibit 2.1 hereto and incorporated by reference herein. The foregoing description of the Transaction Agreement does not purport to be complete and is qualified in its entirety by reference to the Transaction Agreement.

Item 8.01.	Other Events.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 8.01.

On February 15, 2012, Kellogg entered into a commitment letter (the “Commitment Letter”) for a 364-day senior unsecured bridge term loan facility in an aggregate principal amount of $1.0 billion (the “Facility”) with Barclays Bank PLC (“Barclays”). Subject to certain customary terms and conditions, the Facility may be used to fund, in part, the Acquisition and to pay the related fees and expenses.

Borrowings by Kellogg under the Facility will bear interest at a fluctuating rate per annum equal to, at Kellogg’s option, the base rate or the reserve adjusted Eurodollar rate, in each case, plus an applicable margin calculated as described in the Commitment Letter. The base rate is equal to the greatest of (i) the rate determined from time to time by Barclays as its prime rate in effect at its principle office in New York City, (ii) the federal funds effective rate plus 0.50% and (iii) the one-month reserve adjusted Eurodollar rate plus 1.0%. The reserve adjusted Eurodollar rate equals, if available, the rate per annum determined by Barclays to be the offered rate appearing on the page of the Reuters screen that displays an average British Bankers Association Interest Settlement Rate. Kellogg will also pay to Barclays and the lenders under the Facility certain customary fees, including duration fees and commitment fees as described in the Commitment Letter. The loans under the Facility will mature and be payable in full on the date that is 364 days after the date (occurring on or before December 31, 2012) on which the loans under the Facility are made and the Acquisition is consummated.

The closing of the Facility and the availability of the loans thereunder are subject to the satisfaction of certain conditions as provided in the Commitment Letter. The definitive loan documentation for the Facility will contain representations and warranties, affirmative, negative and financial covenants and events of default that are customary for financings of this type and substantially based upon (and no more restrictive in any respect than) the corresponding provisions of Kellogg’s existing credit agreement, dated as of March 4, 2011 and amended on January 6, 2012 (the “Existing Credit Agreement”), with such changes as are required to reflect the Acquisition as may be mutually and reasonably agreed; provided, that the “No Material Adverse Change” representation (as set forth in Section 3.06 of the Existing Credit Agreement) shall be made only as of the date of execution of the credit agreement for the Facility.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Transaction Agreement (excluding exhibits and schedules), dated as of February 15, 2012, by and between The Procter & Gamble Company and Kellogg Company.

FORWARD-LOOKING STATEMENTS DISCLOSURE

This document contains, or incorporates by reference, “forward-looking statements” with projections concerning, among other things, the acquisition of the Pringles® business, the company’s strategy, and the company’s sales, earnings, margin, operating profit, costs and expenditures, interest expense, tax rate, capital expenditure, dividends, cash flow, debt reduction, share repurchases, costs, brand building, ROIC, working capital, growth, new products, innovation, cost reduction projects and competitive pressures. Forward-looking statements include predictions of future results or activities and may contain the words “expects,” “believes,” “should,” “will,” “anticipates,” “projects,” “estimates,” “implies,” “can” or words or phrases of similar meaning. The company’s actual results or activities may differ materially from these predictions. The company’s future results could also be affected by a variety of factors, including the ability to complete the acquisition of the Pringles® business, impact of competitive conditions; the effectiveness of pricing, advertising and promotional programs; the success of innovation, renovation and new product introductions; the recoverability of the carrying value of goodwill and other intangibles; the success of productivity improvements and business transitions; commodity and energy prices; labor costs; disruptions or inefficiencies in supply chain; the availability of and interest rates on short-term and long-term financing; actual market performance of benefit plan trust investments; the levels of spending on systems initiatives, properties, business opportunities, integration of acquired businesses, and other general and administrative costs; changes in consumer behavior and preferences; the effect of U.S. and foreign economic conditions on items such as interest rates, statutory tax rates, currency conversion and availability; legal and regulatory factors including changes in food safety, advertising and labeling laws and regulations; the ultimate impact of product recalls; business disruption or other losses from war, terrorist acts or political unrest; and other items. Forward-looking statements speak only as of the date they were made, and the company undertakes no obligation to publicly update them.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 17, 2012

KELLOGG COMPANY

By:	/s/ Gary H. Pilnick
Name:	Gary H. Pilnick
Title:	Senior Vice President, General Counsel, Corporate Development and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Transaction Agreement (excluding exhibits and schedules), dated as of February 15, 2012, by and between The Procter & Gamble Company and Kellogg Company.